Exhibit 10.16


                              TRANS-RESOURCES, INC.
                                 375 Park Avenue
                            New York, New York 10152

As of July 1, 2001

ESC Medical Systems, Ltd.
375 Park Avenue
New York, New York 10152

                          Re: Office Services Agreement

Dear Sirs:

     This letter constitutes the Office Services Agreement pursuant to which Trans-Resources, Inc. ("TRI") agrees to provide certain office support services to its subtenant, ESC Medical Systems, Ltd. ("ESC").

1. In support of your occupancy under the Sublease (hereafter defined) TRI agrees to have and make available its personnel and supplies during your occupancy of the premises as follows and so long as you are making your required payments hereunder and under the Sublease:

     (a)  Receptionist and telephone switchboard services;

     (b)  Overflow secretarial support;

     (c) Use of TRI office equipment, including color printing, copying and audio, visual aids;

     (d) Purchasing assistance for your office supplies, food and beverages, and other miscellaneous items used in your space;

     (e) Computer and communication support, including installation, minor repair, technical advice and other miscellaneous services;

     (f)  Coffee and beverage services;

     (g)  Catering support services; and

     (h) Other similar office support functions, as needed, to the extent personnel of TRI can perform such functions without the need of hiring additional personnel.

     All of the services provided pursuant to this agreement will be coordinated by TRI's Office Manager.

2. For providing such services, ESC shall pay TRI a flat fee of $15,000 per month for the term hereof payable on the first day of each month. If this Agreement terminates early for any reason, ESC shall pay TRI a prorated portion of the fee to and including the date of termination.

3. The term of this Agreement shall coincide with the term of the Agreement of Sublease, dated as of June 1, 2001, between us ("Sublease"), and if for any reason the Sublease shall terminate or expire then this Agreement will terminate. In addition to the foregoing, this Agreement may be terminated as follows:

     (a) Either party may terminate this Agreement in the event of a material breach of this Agreement by the other party, but only if such breach has not been cured by the defaulting party within twenty (20) days after its receipt of written notice from the non-defaulting party of such material breach, together with a written description of the full particulars thereof; or

     (b) Either party may terminate this Agreement immediately upon written notice of termination to the other party; in the event the other party shall: (i) become insolvent; (ii) make an assignment for the benefit of creditors; (iii) file a voluntary bankruptcy petition; (iv) acquiesce to any involuntary bankruptcy petition; or (v) be adjudicated bankrupt.

4. This Agreement shall be binding upon and shall inure to the benefit of each party and its successors and assigns. Neither party may assign any rights or obligations hereunder without the prior written consent of the other party.

5. This Agreement represents the entire agreement of the parties with respect to its subject matter, and supersedes all other agreements, discussions or understandings concerning its subject matter. It may only be modified by a written instrument signed by both parties.

6. Any notice, request, or other communication to either party by the other concerning the terms and conditions of this Agreement shall be in writing and shall be deemed given and effective when actually received by the addressee, having been hand delivered or sent postage prepaid, by certified or registered U. S. Mail, return receipt requested, addressed as follows:

          If to TRI:

          Trans-Resources, Inc.
          375 Park Avenue
          New York, New York 10152
          Attention: William Dowd, Chief Financial Officer


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

          If to ESC:

          ESC Medical Systems, Ltd.
          375 Park Avenue
          New York, New York 10152
          Attention: Asif Adil, Chief Financial Officer

     The person and the place to which notices are to be mailed to either party may be changed by notice given in accordance with the provisions of this paragraph.

7. Neither of party will be liable for nonperformance or defective or late performance of any of its obligations hereunder to the extent and for such periods of time as such nonperformance, defective performance or late performance is due to reasons outside such party's control, including, without limitation, acts of God, war (declared or undeclared), acts (including failure to act) of any governmental authority, riots, revolutions, fire, floods, explosions, sabotage, nuclear incidents, lightning, weather, earthquakes, storms, sinkholes, epidemics, strikes, or delays of suppliers or subcontractors for the same causes.

     If the foregoing conforms to your agreement and understanding, please sign the second copy of this letter in the space provided below and return that copy to us.

                                            Very truly yours,

                                            Trans-Resources, Inc.


                                            By: /s/ William Dowd
                                                -------------------------------
                                                Name: William Dowd
                                                Title: Chief Financial Officer

ACCEPTED AND AGREED:

ESC Medical Systems, Ltd.


By: /s/ Asif Adil
    -------------------------------
    Name: Asif Adil
    Title: Chief Financial Officer


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